                                                                                                                    EXHIBIT 23

                                                    CONSENT OF INDEPENDENT
                                              REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the  incorporation by reference in the  Registration  Statements of The First  Bancshares,  Inc., on Form
S-8  (Registration  No. 333-97001 and No.  333-81264) of our report dated March 28,  2007 on the 2006  consolidated  financial statements  of The First  Bancshares,  Inc.,  which  report is included in the 2006 Annual  Report on Form 10-KSB of The First
Bancshares, Inc.

                                                                       /S/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 28, 2007